UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  June 29, 2026

DLH Holdings Corp.
(Exact Name of Registrant as Specified in Charter)

New Jersey	0-18492	22-1899798
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)
3565 Piedmont Road, NE, Building 3, Suite 700
Atlanta, GA 30305
(Address of Principal Executive Offices, and Zip Code)

(770) 554-3545
Registrant's Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DLHC	Nasdaq	Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 29, 2026, Zachary C. Parker notified DLH Holdings Corp. (the “Company”) of his decision to resign as President and Chief Executive Officer of the Company effective June 30, 2026. Mr. Parker will continue to serve on the Company’s board of directors (the “Board”) as a non-employee director and beginning July 1, 2026, will receive compensation for service on the Board in accordance with the Company’s policy for compensation for its non-employee directors.

Further, on June 29, 2026, the Board appointed Kathryn M. JohnBull, the Company’s Chief Financial Officer and Treasurer, to the position of President and Chief Executive Officer of the Company, effective July 1, 2026. The Board also appointed Ms. JohnBull as a director of the Company effective on July 1, 2026. In connection with her appointment as the Company’s President and Chief Executive Officer, Ms. JohnBull’s last day as the Company’s Chief Financial Officer and Treasurer was June 30, 2026.

In connection with Ms. JohnBull’s transition into her new role, the Company also announced the appointment of Steven V. Oroho, Jr. as Chief Financial Officer and Treasurer of the Company, effective July 1, 2026. Prior to his appointment as Chief Financial Officer, Mr. Oroho served as the Company’s Senior Vice President, Finance and Accounting.

The Company expects to enter into a separation agreement with Mr. Parker, the terms of which will be reported as soon as practicable in a subsequent Current Report on Form 8-K. Among other matters, it is anticipated that the separation agreement will provide that the Company will enter into an advisory agreement and a separate consulting agreement with Mr. Parker pursuant to which he will initially provide transition and support services to the Company until the end of its 2026 fiscal year in order to support a smooth and efficient transition to the Company’s new leadership team. In addition, it is expected that under the separate consulting agreement, commencing with the Company’s 2027 fiscal year, Mr. Parker will provide consulting services to the Company’s management team on various operational and strategic matters, including business development initiatives, and other assignments as requested by the Chairman of the Board or the chief executive officer.

Summary of JohnBull Employment Agreement

In connection with her appointment as the Company’s President and Chief Executive Officer, on June 30, 2026, the Company entered into a new employment agreement with Ms. JohnBull (the “Employment Agreement”). Under the terms of her Employment Agreement, Ms. JohnBull will receive a base salary at the rate of $600,000 per year and an incentive bonus target, which is based upon achievement of Company profitability, revenue, and other operational goals, of 100% of her base salary. In addition, the Company also approved the grant to Ms. JohnBull of restricted stock units with a grant date value of 75% of her initial base salary. Such restricted stock units were granted under the Company's 2025 Equity Incentive Plan, as amended (the "2025 Plan") and will vest on the third anniversary of the grant date, provided she continues to serve as an employee of the Company until such time.

Under this Employment Agreement, in the event of the termination of Ms. JohnBull’s employment by us without “cause” or by her for “good reason”, as such terms are defined in the Employment Agreement, she would be entitled to: (a) a severance payment equal to two times her base salary; (b) continued participation in our health and welfare plans for up to 18 months; (c) a pro rata bonus, and (d) all accrued but unpaid compensation. The new Employment Agreement also provides that in the event of the termination of her employment with the Company in certain circumstances, including a termination by the Company without cause or by her for good reason, each unexpired option presently outstanding and held by her, shall immediately vest and be exercisable in full and the exercise period during which she may exercise all such options shall be extended to the duration of their original term; and that any other equity incentive awards held by her shall be governed by the terms of the applicable award agreements and the 2025 Plan, except that unvested restricted stock units granted under the new Employment Agreement will provide for accelerated vesting in such circumstances. If her Employment Agreement is terminated because of death or disability, Ms. JohnBull or her beneficiary, as the case may be, will be paid her accrued compensation, a pro rata bonus for the year of termination, and in the case of disability, a severance payment of one year of base salary.

Further, under her Employment Agreement, if within 180 days of a “change in control” (as defined in the new Employment Agreement) either Ms. JohnBull’s employment is terminated without cause, or she terminates her employment for good reason, the Company shall pay and/or provide to her substantially the same compensation and benefits as if her termination was without cause or for good reason, including the accelerated vesting of the restricted stock units granted under the Employment Agreement. Such benefits remain subject to limitation to avoid the imposition of the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) if such payments would constitute an “excess parachute payment” as defined in Section 280G of the Code. Pursuant to the employment agreement, Ms. JohnBull remains subject to customary confidentiality, non-solicitation of employees and non-competition obligations that survive the termination of such agreement.

The foregoing summary of Ms. JohnBull’s Employment Agreement with the Company does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, which is filed as Exhibit 10.1 hereto and incorporated into this report by reference.

Summary of Oroho Employment Arrangements

In connection with the Company’s appointment of Mr. Oroho as its Chief Financial Officer and Treasurer, on June 30, 2026, the Company entered into an at-will employment offer letter (the “Employment Letter”) and a Change in Control, Severance and Covenant Agreement (the “Severance Agreement”) with Mr. Oroho, pursuant to which he will serve as the Chief Financial Officer and Treasurer of the Company.

Under the Employment Letter, the Company agreed to pay Mr. Oroho an annual base salary at the rate of $340,000 per year. In addition, he will be eligible to receive an incentive bonus of up to 70% of his annual base salary. In addition, the Company also approved the grant to Mr. Oroho of restricted stock units with a grant date value of $200,000. Such restricted stock units were granted under the 2025 Plan and will vest on the third anniversary of the grant date, provided he continues to serve as an employee of the Company until such time.

Under the Severance Agreement, the Company agreed to provide Mr. Oroho with certain post-termination payments and benefits if his employment is terminated by us without “cause” or by him for “good reason”, as those terms are defined in the Severance Agreement. These termination payments and benefits include the following: (a) a severance payment of 12 months of base salary; (b) continued participation in our health and welfare plans for a period not to exceed 12 months from the termination date; (c) a pro rata bonus; and (d) all compensation accrued but not paid as of the termination date. Further, the Severance Agreement provides that if his employment is terminated in connection with a change in control, subject to the limitation to avoid the imposition of the excise tax imposed under the Internal Revenue Code, he would be eligible to receive a payment of base salary for a period of twelve months in addition to any accrued compensation, a pro rata bonus, and the continuation benefits. The Severance Agreement also provides that in the event of the termination of his employment with the Company other than for cause, any option awards held by him as of the date of such termination, to the extent vested, shall remain exercisable in accordance with the Company’s equity compensation plans and that any other equity incentive awards held by him shall be governed by the terms of the applicable award agreements and the 2025 Plan; except that unvested restricted stock units granted under the Employment Letter will provide for accelerated vesting in such circumstances. In addition, Mr. Oroho is subject to customary confidentiality, non-solicitation, and non-competition obligations that survive the termination of his employment.

The foregoing summaries of Mr. Oroho’s Employment Letter and Severance Agreement with the Company do not purport to be complete and are subject to, and qualified in its entirety by, the full text of such agreements, which are filed as Exhibit 10.2 and Exhibit 10.3 hereto, respectively, and incorporated into this report by reference.

Other Information

Ms. JohnBull, 67, joined the Company in June 2012 as Chief Financial Officer and Treasurer. Prior to joining the Company, she served as a senior financial executive with QinetiQ North America, from January 2008 to June 2012, serving in both corporate and operating group roles, including as Senior Vice President-Finance for its overall operations. From August 2002 to December 2007, Ms. JohnBull served as Operations Segment Chief Financial

Officer for Maximus, Inc. Ms. JohnBull has been a certified public accountant and from 1985 to 1988 was with Arthur Andersen & Company as a tax manager and staff member. Ms. JohnBull received a Bachelor of Business Administration, summa cum laude, from the University of Tulsa.

Mr. Oroho, 43, previously served as the Company’s Senior Vice President, Finance & Accounting. He initially joined the Company in December 2018 as Corporate Controller. Prior to joining DLH, Mr. Oroho held leadership positions at government services provider Alion Science & Technology, now part of HII, and PricewaterhouseCoopers LLP after beginning his professional career with Lockheed Martin Corporation. Mr. Oroho is a U.S. Army Veteran, having served as a Military Intelligence Non-Commissioned Officer in support of Operation Enduring Freedom. He holds a bachelor’s degree in accounting from Saint Bonaventure University, a Master of Business Administration from Rutgers University, and is a Certified Public Accountant.

There are no family relationships between Ms. JohnBull or Mr. Oroho and any director, executive officer or person nominated by the Company to become a director or executive officer, and there are no transactions between Ms. JohnBull or Mr. Oroho or any of their immediate family members, on the one hand, and the Company or any of its subsidiaries, on the other, that would be required to be reported under Item 404(a) of Regulation S-K.

On June 30, 2026, the Company issued a press release announcing the matters described above. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A copy of the press release issued by the Company announcing the matters described in Item 5.02 of this Current Report on Form 8-K is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit Number	Exhibit Title or Description

10.1	Employment Agreement dated June 30, 2026, between the Company and Kathryn M. JohnBull
10.2	Employment Letter dated June 30, 2026, between the Company and Steven Oroho
10.3	Change in Control, Severance and Covenant Agreement dated June 30, 2026, between the Company and Steven Oroho
99.1	Press Release dated June 30, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DLH Holdings Corp.

By: /s/ Steven V. Oroho, Jr.

Name: Steven V. Oroho, Jr.
Title: Chief Financial Officer
Date: July 6, 2026

4